Exhibit 99.1
Coinmach Service Corp. Announces Fiscal First Quarter 2007
Financial Results
PLAINVIEW, N.Y., August 2, 2006 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its quarterly financial results for the quarter ended June 30, 2006.
“I am pleased to announce our first quarter results for Coinmach Service Corp.’s 2007 fiscal year. This quarter, our revenue improved by approximately 4.1% and our EBITDA improved by approximately 3.7% over the corresponding prior year period. More importantly, Net Cash Flow before IDS distributions and common stock dividends improved this quarter by approximately 23.4% over the same quarter last year, and Net Cash Flow available to pay future IDS distributions and common stock dividends improved over the prior year as well”, said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.
Mr. Kerrigan continued, “Several factors contributed to the improvement in our cash flow. Same store sales continue to improve due to signs of recovery in occupancy rates and due to our price increase strategy in the route business. Additionally in April 2006, we acquired substantially all of the assets of American Sales, Inc. (ASI), a leading laundry service provider to colleges and universities in the mid-west with 40 years of senior management experience and more than 45 partner schools. Finally, our Appliance Warehouse division continues to grow, generating record high quarterly revenue and EBITDA.
Based on the results from the June 30, 2006 quarter, we remain optimistic that Coinmach is poised for another strong fiscal year. Factors contributing to this are the recent acquisition of ASI, efficiencies we expect to result from our new consolidated service and dispatch platform as well as continued improvement in the Appliance Warehouse division and in same store sales in the route business.”
In April 2006, the Company repurchased approximately $5.6 million principal amount of our 11% senior secured notes. This open market purchase, together with the purchase of approximately $48 million aggregate principal amount of 11% senior secured notes due 2024 through our recent tender offer in February 2006, is consistent with our objective to reduce our overall cost of capital.
As of June 30, 2006, the Company had outstanding (i) approximately 13.0 million IDS units, each unit representing one share of the Company’s Class A common stock and an 11% senior secured note due 2024 with a principal amount of $6.14 and (ii) approximately 29.1 million shares of Class A common stock, of which approximately 16.1 million shares were held separate and apart from our IDSs.
A holder of an IDS unit (symbol “DRY”) is entitled to quarterly interest payments on the underlying note at an annual rate of 11%, or approximately $0.6754 per unit per year, and may receive quarterly dividend payments on the underlying share of Class A common stock to the extent such dividends are declared by our board of directors. Payments on our IDSs and Class A common stock are scheduled for March 1, June 1, September 1 and December 1 of each year to holders of record as of the applicable record dates.
The Company’s board of directors has approved a dividend on shares of our Class A common stock of approximately $0.206 per share of Class A common stock payable on September 1, 2006 to holders of record on August 25, 2006. The Company will also make cash payments aggregating $0.375 per IDS to the holders of record on August 25, 2006, which will consist of a dividend of approximately $0.206 per share on the underlying Class A common stock and an interest payment of approximately $0.169 on the underlying 11% senior secured note.
The Class A common stock dividend represents the Company’s seventh consecutive quarterly dividend payment, consistent with the dividend policy adopted by the Company.

Results for the Three Months Ended June 30, 2006 and 2005
Net Cash Flow before IDS distributions and dividends was $13.2 million for the quarter ended June 30, 2006 as compared to $10.7 million for the quarter ended June 30, 2005.
The following table reflects the computation of Net Cash Flow* (in millions):

	Quarter ended
	June 30,
	2006		2005(2)
Consolidated EBITDA:	$41.9	*	$40.4	*
Less:
Interest Expense from Third party notes and other	11.1		12.1
Capital Expenditures(1)	16.4		16.1
Capital Expenditures relating to technology upgrades	1.2		1.5

Net Cash Flow before IDS distributions and dividends	13.2		10.7

IDS interest distributions	2.3		3.2
Dividends-Class A Common Stock	6.0		3.9

Net Cash Flow	$4.9		$3.6

*	Consolidated EBITDA for the 2007 period excludes transaction costs related to the Company’s purchase of a portion of its 11% senior secured notes in April 2006. For information regarding the Company’s use of Net Cash Flow and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(2)	The quarters ended June 30, 2005 and June 30, 2006 are not comparable due to the timing of the Class A offering and the tender offer which occurred in the fourth quarter of the 2006 Fiscal Year.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net income (loss) and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

		Quarter ended
		June 30,
		2006		2005
Revenue:	Route business	$124.0		$119.8
	Rental business	9.5		8.6
	Distribution business	5.8		5.4

	Total	139.3		133.8

EBITDA:
	Route business	$40.5		$39.4
	Rental business	4.1		3.5
	Distribution business	0.3		—
	Corporate	(3.0)		(2.5)

	Total	41.9	(1)	40.4

(1)	Excludes transaction costs relating to the repurchase in April 2006 of approximately $5.6 million principal amount of the Company’s 11% senior secured notes.

Capital Expenditures:(2)
	Route business	$16.0	$15.1
	Rental business	0.4	0.9
	Distribution business	—	0.1
	Corporate(3)	1.2	1.5

	Total	17.6	17.6

(2)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(3)	Includes capital expenditures attributable to current technology upgrades relating primarily to upgrading programs for the Company’s field service management and collection systems for the periods presented.
Management’s Commentary
“I’m very proud of Coinmach’s continued stable and improving cash flow generation. As of June 30, 2006, after taking into account the cash used to acquire ASI, we had a cash balance in excess of $34 million, along with availability under our revolver of approximately $68 million,. Including this quarter, we have returned in excess of $50 million of interest and dividends to our investors since the IPO in November 2004, while continuing to reduce indebtedness. As such, we continue to be pleased with our financial performance, balancing consistent cash returns to our stakeholders with reinvestments in our business through technology upgrades and targeted acquisitions”, stated Mr. Stephen Kerrigan.
Mr. Kerrigan continued, “Our route business remained steady, increasing revenue by approximately $4.2 million for the quarter, increasing EBITDA by approximately $1.1 million for the quarter as well as increasing cash flow by approximately $0.2 million for the quarter over the same period of the prior year. The rental business, Appliance Warehouse, generated growth in revenue of approximately 10.5% for the quarter. EBITDA grew by approximately 17.1% for the quarter as compared to the same quarter last year. Corporate expenses increased by approximately $0.5 million quarter over quarter as a result of the timing of additional expenses associated with being a public company. In addition, our results have been affected by costs associated with the continued procedures required by Sarbanes Oxley. Excluding expenditures related to acquisitions and the technology upgrades, capital expenditures remained steady this quarter as compared to the quarter ended June 30, 2005.”

Earnings Conference Call
The Company has scheduled a conference call for Thursday August 3, at 10:00 a.m. Eastern Standard Time to discuss its fiscal first quarter 2007 financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer, and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 1-800-818-5264 (1-913-981-4910) for international callers) and using the pass code 1040818 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company’s Investor Relations page or by dialing 1- 888-203-1112 (1-719-457-0820) for international callers) and using the pass code 1040818.
About Coinmach Service Corp.
Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.
Presentation of Non-GAAP Financial Information
Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow is defined as consolidated EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow and EBITDA to net income (loss) and cash flow provided from operating activities are included in the attached tables.
Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended
	June 30,
	2006	2005
Revenues	$139,285	$133,830

Operating, general and administrative expense	97,433	93,438
Depreciation and amortization	18,624	18,932
Amortization of advance location payments	4,900	4,135
Amortization of intangibles	3,560	3,485

	124,517	119,990
Operating income	14,768	13,840

Interest expense	13,430	15,331
Transaction costs	845	—

Income (loss) before income taxes	493	(1,491)
Provision (benefit) for income taxes	301	(516)

Net income (loss)	$192	$(975)

COINMACH SERVICE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
(in thousands)

	Quarter ended
	June 30,
	2006	2005
Net income (loss)	$192	$(975)
Depreciation and amortization	27,084	26,552
Provision (benefit) for income taxes	301	(516)
Interest expense	13,430	15,331

EBITDA(1)	41,007	40,392

Add back transaction costs:	845	—

EBITDA (excluding transaction costs)	$41,852	$40,392

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended
	June 30,
	2006	2005
Cash flow provided by operating activities	$30,588	$33,520
Provision (benefit) for income taxes	301	(516)
Interest expense	13,430	15,331
Loss on redemption of 11% senior notes	(831)	—
Gain on sale of equipment	77	112
Stock based compensation	(38)	(12)
Deferred income taxes	(133)	516
Amortization of deferred issue costs	(200)	(531)
Changes in assets and liabilities, net of effects of business combination	(2,187)	(8,028)

EBITDA(1)	41,007	40,392
Add back transaction costs:	845	—

EBITDA (excluding transaction costs)	$41,852	$40,392

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Three months ended
	June 30,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$192	$(975)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,624	18,932
Amortization of advance location payments	4,900	4,135
Amortization of intangibles	3,560	3,485
Amortization of deferred issue costs	200	531
Deferred income taxes	133	(516)
Premium on redemption of 11% senior secured notes due 2024	417	—
Write-off of deferred issue costs	414	—
Stock based compensation	38	12
Gain on sale of equipment	(77)	(112)
Change in operating assets and liabilities	2,187	8,028

Net cash provided by operating activities	30,588	33,520

INVESTING ACTIVITIES:
Additions to property, equipment and leasehold improvements	(14,534)	(15,008)
Advance location payments to location owners	(3,346)	(2,904)
Acquisition of net assets related to acquisition of businesses	(14,541)	—
Proceeds from sale of property and equipment	293	299

Net cash used in investing activities	(32,128)	(17,613)

FINANCING ACTIVITIES:
Cash dividends paid	(18,502)	(3,898)
Repayments under credit facility	(575)	(1,240)
Redemption of 11% senior secured notes due 2024	(5,649)	—
Payment of premium on 11% senior secured notes due 2024	(417)	—
Debt issuance costs	(9)	—
Principal payments on capitalized lease obligations	(945)	(1,438)
Repayments to bank and other borrowings	(70)	(60)

Net cash used in financing activities	(26,167)	(6,636)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(27,707)	9,271

CASH AND CASH EQUIVALENTS:
Beginning of period	62,008	57,271

End of period	$34,301	$66,542

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	June 30,	March 31,
	2006	2006
ASSETS:
Current assets:
Cash and cash equivalents	$34,301	$62,008
Receivables, net	6,557	5,635
Inventories	13,630	11,458
Prepaid expenses	4,807	4,375
Interest rate swap asset	5,598	2,615
Other current assets	2,093	1,796

Total current assets	66,986	87,887

Advance location payments	66,574	67,242
Property, equipment and leasehold improvements, net	251,188	252,398
Contract rights, net	303,367	296,912
Goodwill	207,997	206,196
Other assets	9,822	11,531

TOTAL ASSETS	$905,934	$922,166

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$36,247	$32,656
Accrued rental payments	31,782	33,044
Accrued interest	6,732	3,563
Current portion of long-term debt	4,770	11,151

Total current liabilities	79,531	80,414

Deferred income taxes	51,337	49,984
Long-term debt, less current portion	652,918	653,102

Total liabilities	783,786	783,500

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; 29,113,641 shares issued and outstanding	291	291
Class B common stock, par value $0.01, authorized 100,000,000 shares; 23,374,450 shares issued and outstanding	234	234
Additional paid-in capital	389,644	389,616
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	3,311	1,547
Accumulated deficit	(263,344)	(245,034)

Total stockholders’ equity	122,148	138,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$905,934	$922,166

Contact:
Coinmach Service Corp.
Robert M. Doyle, 516-349-8555

Source: Coinmach Service Corp.